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AMBASSADORS GROUP, INC.
(Name of registrant as specified in its charter)

Lane Five Partners LP
Lane Five Capital Management LP
Lane Five Capital Management, LLC
Lane Five Partners GP LLC
Lisa O’Dell Rapuano
 (Name of person(s) filing proxy statement, if other than the registrant)

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Lane Five Capital Management Announces Nominees for Election to the Board of
Directors of Ambassadors Group, Inc.

TOWSON, Maryland, February 23, 2012 -- Lane Five Partners LP (“Lane Five”), today announced its slate of three candidates for election to the Board of Directors of Ambassadors Group, Inc. (Nasdaq:EPAX) at Ambassadors Group's 2012 annual meeting of shareholders.

Lane Five’s slate of candidates are independent, highly qualified nominees that will add much needed experience in areas key to Ambassadors Group’s business, including capital allocation, strategic technology expertise, focus on operational excellence and costs, student-centric marketing, and corporate governance.

Regarding the merits of Lane Five’s slate of strong independent candidates, Lisa Rapuano of Lane Five commented that, “we believe that our nominees will bring insight, accountability and fresh and relevant perspectives to the Ambassadors Group board. If elected, we believe they will substantially improve Ambassadors Group’s financial profile and the long-term strategic positioning of the valuable People to People Student Ambassadors brand”.  If elected, Lane Five’s nominees will hold three of the nine seats on the Company’s board.

Lane Five’s nominees include Peter H. Kamin, formerly of ValueAct Capital, and Dr. Sharon van Wyk, the Chief Operations Officer of the American Public University System, in addition to Ms. Rapuano.

“Lane Five has had no previous business relationships with these nominees. Our nominees are well qualified, highly experienced and are committed to working as independent fiduciaries to maximize Ambassadors Group’s value. Each nominee’s accomplishments and reputation speak for themselves. Their collective expertise is directly relevant to helping Ambassadors Group rebuild lost shareholder value,” Ms. Rapuano added.

Lane Five expects to file a preliminary proxy statement with the SEC in the coming weeks and, upon clearance by the SEC, distribute definitive copies of the proxy statement and proxy cards to shareholders of Ambassasors Group.

Biographies of Lane Five Nominees

Information regarding Lane Five's three nominees for the Ambassadors Group’s Board of Directors is set forth below:

PETER H. KAMIN, age 50, is the founder and Managing Partner of 3K Limited Partnership, a private investment partnership which was organized to invest the capital of a family trust.  For the previous 11 years, Mr. Kamin was a founding member and Managing Partner of ValueAct Capital.  ValueAct looks for fundamentally undervalued companies with strong business models and potential growth opportunities, and identifies positive catalysts for change such as improving the quality of leadership or operations, internal expansions as well as companies executing strategic acquisitions, business unit divestitures, closings or spin-offs. Prior to founding ValueAct Capital in 2000, Mr. Kamin founded and managed Peak Investment L.P.  Peak Investment LP was a limited partnership, organized to make investments in a select number of domestic public and private companies.

Mr. Kamin is presently a Director of Abatix Corp, Aldila Inc., Rockford Corporation, Paragon Technologies and several privately held companies. Mr. Kamin has previously served as a Director of Seitel, Inc., KAR Holdings, LeCroy Corp., Hanover Compressor, Exterran, Sirva, Inc., Insurance Auto Auctions, Inc., OneSource Information Services, Inc., Data Transmission Network, TFC Enterprises, Eskimo Pie, ACME United Corp, Hi-Port Industries and numerous privately held companies. Mr. Kamin holds a B.A. from Tufts University and an M.B.A. from Harvard University’s Graduate School of Business.

SHARON VAN WYK, Ph.D., age 52, is the Executive Vice President and Chief Operations Officer of American Public University System (NASDAQ: APEI) (“APUS”), an accredited online university system comprised of American Military University and American Public University serving over 100,000 working adults in more than 100 countries offering 89 undergraduate and graduate degree programs.  Dr. van Wyk joined APUS in 2009. At APUS, Dr. van Wyk leads enrollment management services, student and alumni services, and the information technology departments.  From 2006 to 2008, Dr. van Wyk served as Vice President of Process Excellence, Infrastructure & Online Customer Support at Intuit, a software company producing consumer and commercial products such as TurboTax, Quicken and QuickBooks.  From 2001 to 2006, Dr. van Wyk served as Vice President of Process Excellence and New Market Development for Genworth Financial. From 1996 to 2001, Dr. van Wyk served as Manager, Global Risk Management and Six Sigma for GE Capital. From 1988 to 1996, Dr. van Wyk held several leadership positions, including Associate Partner in the Change Management division of Accenture, a global management consulting, technology and outsourcing company. Dr. van Wyk was an adjunct professor for the Executive MBA program at the University of Connecticut Business School and possesses several process improvement certifications including Master Black Belt and Six Sigma Instructor.  Dr. van Wyk holds a Ph.D. in Instructional Systems and an M.S. in Instructional Systems from Florida State University.  She earned a B.S. in Communications from the University of Wisconsin-Stevens Point.

LISA O’DELL RAPUANO, CFA, age 46, is the founder of Lane Five Capital Management LP (“Lane Five Capital”).  Founded in 2006, Lane Five Capital is the investment manager of Lane Five, a long-biased, concentrated valuation-driven investment partnership, and of other accounts it separately manages.  Lane Five Capital’s strategy is to buy significantly undervalued securities of businesses it believes can create long-term value for shareholders and to hold them for many years.  From January 2004 to February 2006, Ms. Rapuano was the Co-Chief Investment Officer of Matador Capital Management (“Matador”).  Matador, founded in 1994, ran the Everglades Fund, LP, a long/short U.S. hedge fund employing a valuation driven, bottoms up approach.  From 1997 to 2003, Ms. Rapuano was a manager of the Legg Mason Special Investment Trust (“Legg Mason Special”).  From 2001 to 2003, Ms. Rapuano was the sole manager of Legg Mason Special where her cumulative returns ranked Legg Mason Special in the top 8% of mid-cap core mutual funds.  While at Legg Mason Special, Ms. Rapuano also served as the Director of Research at Legg Mason Capital Management.  Ms. Rapuano joined Legg Mason in 1994 as an analyst.  Ms. Rapuano was graduated from Yale University with a B.A. in American Studies in 1988 where she was also an All-American swimmer.

Important Information

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* * *

Contact:

Lisa Rapuano / Erica Niemann
Lane Five Capital Management
(443) 921-2061/(443) 921-2066

Arthur Crozier / Scott Winter
Innisfree M&A Incorporated
(212) 750-5833